                                                                      EXHIBIT 21


                              PANERA BREAD COMPANY

                           LIST OF DIRECT SUBSIDIARIES
                              AS OF MARCH 15, 2002

ENTITY NAME                      % OWNERSHIP        JURISDICTION OF ORGANIZATION
-----------                      -----------        ----------------------------
Panera, LLC                          100                      Delaware

Pumpernickel, Inc.                   100                      Delaware

Pain Francais, Inc.                   75                      New York




                              PANERA BREAD COMPANY

                          LIST OF INDIRECT SUBSIDIARIES
                              AS OF MARCH 15, 2002

                                                                  JURISDICTION
ENTITY NAME                     PARENT              % OWNERSHIP  OF ORGANIZATION
-----------                     ------              -----------  ---------------
Artisan Bread, LLC              Panera, LLC             100          Delaware

Panera Enterprises, Inc.        Panera, LLC             100          Delaware

Pumpernickel Associates, LLC    Panera, LLC              99          Delaware

Cap City Bread, LLC             Artisan Bread, LLC       90          Delaware